Exhibit 99.1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Common Shares of Civeo Corporation is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
EXECUTED February 10, 2023
CONVERSANT OPPORTUNITY MASTER FUND LP

By:	Conversant GP Holdings LLC /s/ Michael Simanovsky
	Name:	Michael Simanovsky
	Title:	Managing Member

CONVERSANT GP HOLDINGS LLC

By:	/s/ Michael Simanovsky
	Name:	Michael Simanovsky
	Title:	Managing Member

CONVERSANT CAPITAL LLC

By:	/s/ Michael Simanovsky
	Name:	Michael Simanovsky
	Title:	Managing Member

MICHAEL SIMANOVSKY
/s/ Michael Simanovsky